UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

ENANTA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35839	04-3205099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Kingsbury Avenue Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 607-0800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ENTA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 29, 2025, Enanta Pharmaceuticals, Inc. (“Enanta”) issued a press release announcing positive topline data from its Phase 2b high-risk adults study of zelicapavir (formerly EDP-938) for the treatment of respiratory syncytial virus (“RSV”). A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by this reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

As noted in Item 7.01 above, Enanta announced positive topline data from its Phase 2b high-risk adults study of zelicapavir for the treatment of RSV on September 29, 2025.

This Phase 2b study was a randomized, double-blind, placebo-controlled study of RSV infection in non-hospitalized adults who are at high risk of complications, including the elderly and/or those with congestive heart failure (“CHF”), chronic obstructive pulmonary disease (“COPD”) or asthma. The proportion of patients aged 65-74 years or those with asthma was capped at 20% of the total population. Patients were enrolled within 72 hours of symptom onset and received 800mg of zelicapavir or placebo once daily for 5 days. The goal of this proof-of-concept, signal finding study was to inform the design of a Phase 3 trial, including populations and endpoints, as well as give an indication of a treatment effect on symptoms that could be confirmed in a larger registrational study. Symptoms were measured using the Respiratory Infection Intensity and Impact Questionnaire (“RiiQTM”) scale, which evaluates a total of 29 parameters, including 13 RSV symptoms, four of which are lower respiratory tract disease (“LRTD”) symptoms, and three other impact of disease components (daily activities, emotions, and social relationships). The primary endpoint evaluated the time to resolution of the LRTD subset of four symptoms to mild. Predefined analyses of complete resolution, defined by all symptoms absent, were also conducted. Multiple secondary endpoints, including all 13 RSV symptoms, total RiiQTM score, additional patient reported outcomes (e.g.; PGI-S), virology, safety, and hospitalization rate, were assessed.

A total of 186 subjects received 800mg of zelicapavir (n=121) or placebo (n=65) orally, once daily for 5 days and were evaluated for 28 days thereafter (safety population). An efficacy population of 175 patients was further defined as those who were PCR positive for RSV at a central laboratory. An HR3 population was defined as those who had CHF, COPD, or age >75 (81% of the efficacy population). Demographics and baseline characteristics were balanced across treatment groups, with the majority of patients being enrolled within 48 hours of symptom onset.

Zelicapavir demonstrated a favorable safety profile over the initial 5-day dosing period and through 28 days of follow-up, with adverse events (“AEs”) being similar between zelicapavir and placebo. No adverse events led to treatment discontinuation or study withdrawal in the zelicapavir group. The majority of AEs were mild with diarrhea and asthma being the most common AEs on zelicapavir at 3.3% and 2.5%, respectively.

A clinically meaningful improvement in time to complete resolution (defined as all symptoms absent) of all 13 RSV symptoms and in the total RiiQTM was observed for zelicapavir compared to placebo in both the efficacy and HR3 populations. There was also a faster time to complete resolution of the subset of four LRTD symptoms in the HR3 population.

	LRTD 4 Symptoms	All RSV 13 Symptoms	Total RiiQ™ All 29 Parameters
Efficacy Population	0.5 days	2.2 days	3.6 days
HR3 Population	3.0 days	6.7 days	7.2 days

No effect was observed on the time to resolution of symptoms (defined as mild), including the primary endpoint of time to resolution of the LRTD subset of four symptoms in the efficacy population.

Additionally, a statistically significant improvement in RiiQTM RSV 13-symptom score in the HR3 population at Days 9 (p=0.0403) and 14 (p=0.0247) was observed in a post-hoc analysis for zelicapavir compared to placebo.

Furthermore, the study met a key secondary endpoint with zelicapavir treatment resulting in a statistically significant 2-day faster improvement in a Patient Global Impression of Severity (“PGI-S”) score compared to placebo in both the efficacy population (p=0.0446) and the HR3 population (p=0.0465).

Importantly, a lower hospitalization rate was observed for patients treated with zelicapavir (1.7%) compared to placebo (5.0%). Blinded attribution by investigators judged none (0%) of the hospitalizations on zelicapavir and all (5.0%) of the hospitalization on placebo to be related to RSV. Post-hoc attribution suggested RSV-relatedness of 0.9% for the patients on zelicapavir compared to 5.0% on placebo.

The study met key secondary virology endpoints showing a robust antiviral effect, with a statistically significantly greater proportion of zelicapavir patients having an undetectable viral load at the end of treatment compared with placebo. In the efficacy population undetectable viral load at the end of treatment was 23.5% vs 10.0% in placebo (p=0.0198), and in the HR3 population was 23.9% vs 10.0% in placebo (p=0.0292). Treatment with zelicapavir resulted in a 4- or 5-day faster median time to undetectable viral load and a 0.6 or 0.7 log decline in viral load at the end of treatment compared to placebo for the efficacy and HR3 populations, respectively.

Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements, including with respect to the prospects for further development and advancement of zelicapavir for the treatment of RSV. Statements that are not historical facts are based on management’s current expectations, estimates, forecasts and projections about Enanta’s business and the industry in which it operates and management’s beliefs and assumptions. The statements contained in this report are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors and risks that may affect actual results include: the development risks of early stage discovery efforts in the disease areas in Enanta’s research and development pipeline, such as RSV; the impact of development, regulatory and marketing efforts of others with respect to competitive treatments for RSV; Enanta’s limited clinical development experience; Enanta’s need to attract and retain senior management and key scientific personnel; Enanta’s need to obtain and maintain patent protection for its product candidates and avoid potential infringement of the intellectual property rights of others; and other risk factors described or referred to in “Risk Factors” in Enanta’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and other periodic reports filed more recently with the Securities and Exchange Commission. Enanta cautions investors not to place undue reliance on the forward-looking statements contained in this report. All forward-looking statements contained in this report speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Enanta undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release dated September 29, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2025	ENANTA PHARMACEUTICALS, INC.

	By:	/s/ Jay R. Luly, Ph.D.
Jay R. Luly, Ph.D.
President and Chief Executive Officer